Exhibit 99.1

VERSO TO ACQUIRE NEWPAGE TO CREATE STRONGER COATED PAPER PRODUCER

Substantially Deleveraged Verso Better Positioned to Deliver

Long-Term Value for Stakeholders in Increasingly Competitive Industry

MEMPHIS, Tenn., and MIAMISBURG, Ohio, January 6, 2014 – Verso Paper Corp. (NYSE:VRS), a leading North American producer of coated papers, and NewPage Holdings Inc., a leading producer of printing and specialty papers, today announced that they have entered into a definitive agreement under which Verso will acquire NewPage in a transaction valued at $1.4 billion. Upon closing of the transaction, the combined company will have sales of approximately $4.5 billion and 11 manufacturing facilities located in six states. The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to close in the second half of 2014, subject to regulatory approvals.

Compelling Strategic Rationale

“The combination of Verso and NewPage will create a stronger business that is better positioned to serve our customers and compete in a competitive global marketplace,” said David J. Paterson, Verso’s President and Chief Executive Officer. “We continue to face increased competition from electronic substitution for print and international producers, but as a larger, more efficient organization with a sustainable capital structure, we will be better positioned to compete effectively and deliver solid results despite the industry’s continuing challenges. Furthermore, we believe the transaction provides stakeholders in both companies with meaningful, compelling value.”

George F. Martin, President and Chief Executive Officer of NewPage, commented, “We believe this agreement with Verso represents the best way forward for our stakeholders. A combined Verso and NewPage will be able to achieve greater efficiencies, which will enable it to serve clients with a high level of product quality and innovation. Together we will have increased manufacturing efficiency, greater flexibility and an even more solid and capable platform.”

The combination of the two companies is expected to result in at least $175 million of pre-tax total cost synergies, which are expected to be achieved during the first 18 months after completion of the transaction. As a result of the transaction, when compared to stand-alone Verso, the combined company will be substantially deleveraged with a pro forma debt-to-EBITDA ratio materially lower than Verso’s current debt-to-EBITDA ratio.

Terms of the Transaction

Under the terms of the transaction, NewPage’s equity holders will receive total cash and debt consideration of $900 million, consisting of $250 million in cash, most of which will be paid to the stockholders as a special dividend prior to closing and the remainder of which will be paid at closing, and $650 million of new Verso first lien notes to be issued at closing. NewPage’s equity holders also will receive shares of Verso common stock representing 20% (subject to potential adjustment up to 25% under certain circumstances) of the outstanding shares as of immediately prior to closing. Certain of NewPage’s stockholders owning a majority of the outstanding shares of NewPage common stock have agreed to vote their shares in favor of the approval of the transaction.

Verso will finance the acquisition through $750 million in committed financing, which will be used to pay the cash portion of the merger consideration and to refinance NewPage’s existing $500 million term loan prior to closing. The value of the transaction is $1.4 billion, composed of the cash consideration, the $650 million of new Verso first lien notes, the Verso common stock and the refinancing of NewPage’s $500 million term loan. In addition, Verso intends to conduct exchange offers and consent solicitations for its outstanding fixed-rate second lien notes and subordinated notes. The closing of the acquisition is conditioned upon the consummation of the exchange offers. The transaction also is subject to regulatory approvals and other closing conditions.

Leadership and Governance

Dave Paterson, the CEO of Verso, will lead the combined organization. At closing, Verso has agreed to appoint to its board of directors a current director of NewPage. Prior to closing, the current leadership teams of Verso and NewPage will continue to lead their respective organizations to ensure that both companies continue to provide quality products and services to their customers and to ensure completion of the proposed transaction.

Representatives from both Verso and NewPage will be chosen to comprise a team in charge of leading integration efforts on behalf of the combined company after the closing. The two companies will work together to ensure a smooth transition for their stakeholders, and their focus will be to retain the best talent from Verso and NewPage for the combined company.

Transaction Advisors

Verso’s M&A advisors are Evercore, Barclays and Credit Suisse, and its legal advisors are Kirkland & Ellis LLP, Morgan, Lewis & Bockius LLP, and Paul, Weiss, Rifkind, Wharton & Garrison LLP. Palisades Capital also acted as a financial advisor to Verso. NewPage’s financial advisor is Goldman, Sachs & Co., and its legal advisor is Sullivan & Cromwell LLP.

About Verso Paper Corp.

Verso Paper Corp. is a leading North American producer of coated papers, including coated groundwood and coated freesheet, and specialty products, with $1.5 billion in net sales for the year ended December 31, 2012. Verso is headquartered in Memphis, Tennessee, and owns paper mills in Maine and Michigan. Total production capacity generated from these mills is 1.5 million tons of paper and 930,000 tons of pulp. Verso’s paper products are used primarily in media and marketing applications, including magazines, catalogs and commercial printing applications such as high-end advertising brochures, annual reports and direct-mail advertising. Additional information about Verso is available on its website at www.versopaper.com.

About NewPage Holdings Inc.

NewPage is a leading producer of printing and specialty papers in North America with $3.1 billion in net sales for the year ended December 31, 2012. NewPage is headquartered in Miamisburg, Ohio, and owns paper mills in Kentucky, Maine, Maryland, Michigan, Minnesota and Wisconsin. These mills have a total annual production capacity of approximately 3.5 million tons of paper. NewPage’s portfolio of paper products includes coated, supercalendered and specialty papers. These papers are used in commercial printing to create corporate collateral, magazines, catalogs, books, coupons, inserts and direct mail, as well as in specialty paper applications including beverage bottle labels, food and medical packaging, pressure-sensitive labels and release liners. To learn more about NewPage, visit www.NewPageCorp.com.

Legal Notices

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This material is not a substitute for the joint proxy statement/information statement/prospectus that Verso and/or NewPage would file with the Securities and Exchange Commission or any other documents that Verso and/or NewPage may send to their stockholders in connection with the transaction. Verso will be filing a registration statement on Form S-4, containing a joint proxy statement/information statement/prospectus for Verso and NewPage, with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to receive the registration statement containing the joint proxy statement/information statement/prospectus and other relevant documents, when filed, free of charge at the SEC’s web site, www.sec.gov, or from Verso Investor Relations at http://investor.versopaper.com.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of Verso and NewPage and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies, may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; the outcome of government investigations and third-party litigation involving both Verso and NewPage; actions taken by either of the companies; changes in regulatory, social and political conditions; and general economic conditions. Additional risks and factors that may affect results are set forth in Verso’s and NewPage’s respective filings with the Securities and Exchange Commission, including Verso’s annual report on Form 10-K for the year ending December 31, 2012, and NewPage’s registration statement on Form 10. The forward-looking statements speak only as of the date of this communication. Neither Verso nor NewPage undertakes any obligation to update these statements.

Contacts

For Verso Paper Corp.:

Robert P. Mundy

Senior Vice President and Chief Financial Officer

(901) 369-4128

robert.mundy@versopaper.com

or

Jonathan Gasthalter / Jim Barron / Nathaniel Garnick

Sard Verbinnen & Co

(212) 687-8080

For NewPage Corporation:

Amber Best

Vice President, Communications and Government Affairs

(937) 242-9093

or

Carina Davidson

Abernathy MacGregor

(212) 371-5999

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